EXHIBIT 99




            THE FIRST AMERICAN CORPORATION REPORTS OPERATING RESULTS
                    FOR THE FOURTH QUARTER AND FULL YEAR 2001

SANTA ANA, Calif., Feb. 13, 2002 - The First American Corporation (NYSE: FAF), the nation's leading, diversified provider of business information and related products and services, today announced operating results for the fourth quarter and year ended Dec. 31, 2001.

     Net income for the fourth quarter of 2001 was $52.3 million, or 68 cents per diluted share. This represents a 148 percent increase when compared with 2000 fourth quarter net income of $21.1 million, or 31 cents per diluted share. Fourth-quarter 2000 results exclude a pretax, nonrecurring net benefit of $22.1 million resulting from modifications to the company's pension plan and realized pretax investment losses of $4.3 million. These items totaled a net after-tax benefit of $10.7 million, or 16 cents per diluted share. Revenues for the fourth quarter of 2001 were a record setting $1.07 billion, a 41 percent increase when compared with revenues of $761.9 million for the same period last year.

     The company's full-year 2001 operating earnings were $173.0 million, or $2.35 per diluted share, which compares with the full-year 2000 results of $71.5 million, or $1.08 per diluted share. These operating results exclude any one-time items as previously announced in the respective quarters. Revenues for the full year 2001 totaled a record breaking $3.75 billion, an increase of 28 percent when compared with revenues of $2.93 billion in the prior year.

     "2001 was a great year," stated Parker S. Kennedy, president of The First American Corporation. "Mortgage originations reached an all-time high, fueled in part by interest rate cuts by the Federal Reserve. This transaction volume contributed to impressive financial results in our title insurance and real estate information and services segments. Also during the year we continued to roll out our industry leading FAST suite of technology solutions, which will result in increased labor efficiencies and margin improvement. Acquisitions and joint ventures in our real

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First American Reports Operating Results for the Fourth Quarter and Full Year
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2001
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estate-related  businesses served to strengthen market share,  expand geographic reach and build a larger platform of data and information to facilitate the real estate transaction process.

     "We remain focused and committed to our strategy of diversification via our consumer information and services segment," Kennedy continued. "Our recent key acquisitions of Credit Management Solutions, Inc., Substance Abuse Management, Inc. and American Driving Records strengthened our position as a leading provider of credit data and technology for vehicle purchasing and financing activities and as a significant player in the pre-employment screening process.

     "Our outlook for 2002 and the years ahead is to remain focused on our strategies of diversification and overall margin improvement. This will provide a broad platform for future growth and will differentiate First American as a diversified provider of business information. Future margin improvement will be delivered by the successful implementation of our technology initiatives that will lower operating costs, enhance the service we provide our customers and allow for the creation of new information products derived from First American's rich and extensive databases."

     Tracing its history to 1889, The First American Corporation (NYSE: FAF) is the nation's leading, diversified provider of business information and related products and services. The corporation's three primary business segments include: title information and services; real estate information and services, which includes mortgage information services and database information and services; and consumer information and services, which provides automotive, subprime and direct-to-consumer credit reporting; direct-to-consumer public records reporting; resident screening; pre-employment screening; automobile title administration; property and automotive insurance tracking services; property and casualty insurance; home warranties; investment advisory; and trust and banking services. Information about the company and an archive of its press releases can be found on the Internet at www.firstam.com.

     Certain statements made in this press release, including those relating to the company's strategy and outlook for the future, are forward-looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company's significant customers and competitors; legal proceedings commenced by the California attorney general and related litigation; the company's continued ability to identify businesses to be acquired; changes in the company's ability to integrate businesses which it acquires; and other factors described in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2000, filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

                                      -more-

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First American Reports Operating Results for the Fourth Quarter and Full Year
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2001
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                         The First American Corporation
                               Summary of Earnings


                                                                   For the Three Months Ended      For the Twelve Months Ended
                                                                   December 31                      December 31
                                                       -------------------------------- -------------------------------------
                                                               2001              2000             2001               2000
                                                       ----------------------------------------------------------------------
                                                       ----------------------------------------------------------------------

Revenues                                                  $1,072,932,000    $761,896,000     $3,750,723,000    $2,934,255,000
Income before income taxes and minority interests         $  100,655,000    $ 52,888,000     $  329,540,000    $  153,876,000
Income taxes                                              $   34,300,000    $ 15,500,000     $  117,500,000    $   54,700,000
Minority interests                                        $   14,075,000    $  5,598,000     $   44,772,000    $   16,953,000
Net income                                                $   52,280,000    $ 31,790,000     $  167,268,000    $   82,223,000
Net income per share:
 Basic                                                             $0.76           $0.50              $2.51             $1.29
 Diluted                                                           $0.68           $0.47              $2.27             $1.24
Weighted average shares outstanding:
 Basic                                                        68,641,000      63,654,000         66,568,000        63,680,000
 Diluted                                                      79,667,000      67,086,000         75,834,000        66,050,000



                                              The First American Corporation
                                            Summary Balance Sheet Information

                                                                 ---------------------------- ---------------------------
                                                                      December 31, 2001           December 31, 2000
                                                                 ---------------------------- ---------------------------

Total stockholders' equity                                             $1,104,452,000                $870,237,000
Book value per share                                                           $16.08                     $13.62






                      (Additional Financial Data to Follow)






                                     -more-

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First American Reports Operating Results for the Fourth Quarter and Full Year
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2001
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                             Selected Financial Data


                                                         For the Three Months Ended             For the Twelve Months Ended
                                                                December 31                             December 31
                                                    -------------------------------------   -------------------------------------
                                                           2001                2000               2001                2000
                                                    -------------------------------------   -------------------------------------

RESULTS OF OPERATIONS

 Revenues
   Operating revenues                                  $ 1,052,017,000     $ 750,957,000     $ 3,662,986,000     $ 2,877,528,000
   Investment and other income                              20,915,000        10,939,000          87,737,000          56,727,000
                                                    -------------------   ---------------   -----------------   -----------------
                                                         1,072,932,000       761,896,000       3,750,723,000       2,934,255,000
                                                    -------------------   ---------------   -----------------   -----------------
 Expenses
   Salaries and other personnel costs                      345,509,000       241,253,000       1,263,451,000       1,014,766,000
   Premiums retained by agents                             299,009,000       206,542,000         960,215,000         791,940,000
   Other operating expenses                                231,231,000       185,678,000         853,604,000         697,672,000
   Provision for title losses and other claims              50,970,000        37,305,000         180,646,000         141,632,000
   Depreciation and amortization                            30,423,000        25,224,000         108,348,000          86,336,000
   Premium taxes                                             7,370,000         6,255,000          24,840,000          22,573,000
   Interest                                                  7,765,000         6,751,000          30,079,000          25,460,000
                                                    -------------------   ---------------   -----------------   -----------------
                                                           972,277,000       709,008,000       3,421,183,000       2,780,379,000
                                                    -------------------   ---------------   -----------------   -----------------
 Income before income taxes and minority interests     $   100,655,000     $  52,888,000     $   329,540,000     $   153,876,000
                                                    ===================   ===============   =================   ==================

OPERATING REVENUES

 Title Insurance:
  Direct operations                                    $   412,588,000     $ 283,527,000     $ 1,463,303,000     $ 1,083,112,000
  Agency operations                                        366,361,000       256,264,000       1,185,691,000         983,937,000
                                                    -------------------   ---------------   -----------------   -----------------
                                                           778,949,000       539,791,000       2,648,994,000       2,067,049,000
 Real Estate Information                                   196,104,000       149,996,000         723,840,000         558,147,000
 Consumer Information                                       76,964,000        61,170,000         290,152,000         252,332,000
                                                    -------------------   ---------------   -----------------   -----------------
  Total operating revenues                             $ 1,052,017,000     $ 750,957,000     $ 3,662,986,000     $ 2,877,528,000
                                                    ===================   ===============   =================   ==================

INCOME BEFORE INCOME TAXES AND
  MINORITY INTERESTS

 Title Insurance                                       $    50,552,000     $  19,453,000     $   170,737,000     $    93,205,000
 Real Estate Information                                    57,744,000        22,080,000         184,042,000          58,110,000
 Consumer Information                                        8,676,000         6,322,000          32,954,000          35,198,000
                                                    -------------------   ---------------   -----------------   -----------------
  Total before corporate expenses and
    minority interests                                     116,972,000        47,855,000         387,733,000         186,513,000
 Corporate expenses                                         16,317,000        (5,033,000)         58,193,000          32,637,000
                                                    -------------------   ---------------   -----------------   -----------------
 Income before income taxes and minority interests     $   100,655,000     $  52,888,000     $   329,540,000     $   153,876,000
                                                    ===================   ===============   =================   ==================

TITLE INSURANCE ORDER COUNTS
  FROM DIRECT OPERATIONS

 Title orders opened                                           579,000           289,300           1,930,300           1,240,800
 Title orders closed                                           420,300           237,300           1,404,600             975,000


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